POWER OF ATTORNEY

     KNOW  ALL  MEN  BY THESE PRESENTS, that each of  CCB  Financial
Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, Jr. or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, and the related Series A Junior Participating Preferred Stock Purchase Rights to be issued pursuant to the Salem Trust Bank 1986 Incentive Stock Option Plan and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; each of CCB Financial Corporation and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and in each of said capacity or capacities as aforesaid; and each of CCB Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its, his or her signatures as the same may be signed by said attorneys to any of all of such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or amendatory or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                CCB FINANCIAL CORPORATION

                                By: /s/  ERNEST C. ROESSLER
                                    Ernest C. Roessler
                                    Vice Chairman, President and
                                    Chief Executive Officer

                               Dated:  February 18, 1997

         Signature             Title                       Date

/s/  ERNEST C. ROESSLER         Vice Chairman, President    February 18, 1997
Ernest C. Roessler               and Director
                                 (Principal Executive
                                 Officer)

/s/  W. HAROLD PARKER, JR.      Senior Vice President and   February 18, 1997
W. Harold Parker, Jr.           Controller
                                (Principal Financial and
                                Accounting Officer)


/s/ W. L. BURNS, JR.            Chairman of the Board of  February 18, 1997
W. L. Burns, Jr.                Directors

__________________              Director                  February __, 1997
John M. Barnhardt

/s/  J. HARPER BEALL, III       Director                  February 18, 1997
J. Harper Beall, III

/s/  JAMES B. BRAME, JR.        Director                  February 18, 1997
James B. Brame, Jr.

/s/  TIMOTHY B. BURNETT         Director                  February 18, 1997
Timothy B. Burnett

/s/ EDWARD S. HOLMES            Director                  February 18, 1997
Edward S. Holmes

/s/  BONNIE MCELVEEN-HUNTER     Director                  February 18, 1997
Bonnie McElveen-Hunter

/s/  DAVID B. JORDAN            Vice Chairman and         February 18, 1997
David B. Jordan                 Director

/s/  OWEN G. KENAN              Director                  February 18, 1997
Owen G. Kenan

/s/  EUGENE J. MCDONALD         Director                  February 18, 1997
Eugene J. McDonald

/s/  HAMILTON W. MCKAY, JR.     Director                  February 18, 1997
Hamilton W. McKay, Jr., M.D.

__________________              Director                  February __, 1997
George J. Morrow

/s/  ERIC B. MUNSON             Director                  February 18, 1997
Eric B. Munson

__________________              Director                  February __, 1997
Miles J. Smith, Jr.

/s/ JIMMY K. STEGALL            Director                  February 18, 1997
Jimmy K. Stegall

/s/ H. ALLEN TATE, JR.          Director                  February 18, 1997
H. Allen Tate, Jr.

__________________              Director                  February __, 1997
James L. Williamson

/s/ PHAIL WYNN, JR.             Director                  February 18, 1997
Dr. Phail Wynn, Jr.